                      FIRST AMENDMENT TO DEBTOR-IN-POSSESSION
                                  CREDIT AGREEMENT

       FIRST AMENDMENT, dated as of July 16, 1999 (the "FIRST AMENDMENT"), to the DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of June 1, 1999, among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, each of the Company's Subsidiaries listed on the signature pages thereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (collectively and together with the Company, the "BORROWERS"), THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada ("TLGI"), FIRST UNION NATIONAL BANK ("FIRST UNION"), each of the other financial institutions party thereto (together with First Union, the "LENDERS") and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (in such capacity, the "AGENT"):

                                W I T N E S S E T H:

       WHEREAS, the Borrowers, TLGI, the Lenders and the Agent are parties to that certain Debtor-In-Possession Credit Agreement, dated as of June 1, 1999 (as the same may be further amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"); and

       WHEREAS, the Borrowers, TLGI, the Lenders and the Agent have agreed to certain modifications to the Credit Agreement; and

       WHEREAS, from and after the Effective Date (as hereinafter defined) of this First Amendment, the Credit Agreement shall be amended, subject to and upon the terms and conditions set forth herein, to reflect such modifications, as follows:

       NOW, THEREFORE, the parties hereto hereby agree as follows:

       1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

       2.     The first Recital of the Credit Agreement is hereby amended by
(i) deleting the phrase "Case Nos. 99-1244 (PJW) through 99-2114 (PJW)" and
(ii) inserting in lieu thereof the phrase "Case No. 99-1244 (PJW), but excluding any Chapter 11 cases filed in error and subsequently dismissed,".

       3. The definition of the term "Commitment Termination Date" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the word "and" appearing immediately after the word "Cases" in clause (ii) thereof and inserting in lieu thereof the word "or".

       4. The definition of the term "Consolidated Operating Cash Flow" appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the word "Operating" appearing in the first line thereof and inserting in lieu thereof the word "Free".

       5. The definition of the term "Existing Credit Agreements" appearing in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the amount "$500,000,000" appearing in clauses (vi) and (vii) thereof and inserting in lieu thereof, in each case, the amount "$350,000,000", (ii) deleting the amount "CDN$500,000,000" appearing in clause (viii) thereof and inserting in lieu thereof the amount "CDN$200,000,000", (iii) deleting the amount "450,000,000" appearing in clause (ix) thereof and inserting in lieu thereof the amount "$400,000,000", and (iv) deleting the text of clauses (x) and (xi) thereof and, in each case, inserting in lieu thereof the phrase "INTENTIONALLY OMITTED".

       6. The definition of the term "Funeral Home Gross Margin" appearing in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the text of clause (iii) thereof and inserting in lieu thereof the following clause: "any amount included in clause (ii) of this definition that constitutes Synthetic Lease Rentals during such period attributable to assets utilized in the funeral home operations of TLGI and its Subsidiaries."

       7. The definition of the term "Net Asset Sale Proceeds" appearing in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" immediately before the symbol "(ii)" and inserting a comma in lieu thereof and (ii) inserting the following clause at the end thereof: "(iii) any bona fide, reasonable fees payable to the Debtors' financial advisors with respect to such Asset Sale."

       8. The definition of the term "Non-Cemetery Operating Cash Flow" is hereby amended in its entirety to read as follows:

                     "NON-CEMETERY OPERATING CASH FLOW" means, for
              any period, an amount equal to (i) the sum of (a) the Funeral Home Gross Margin for such period, PLUS
              (b) the sum of (ii) all cash dividends received during such period from Insurance Companies, (iii) any amount included in clause (ii) of the definition of Funeral Home Gross Margin that is classified in the consolidated statement of cash flows of TLGI and its Subsidiaries for such period as depreciation or amortization in accordance with GAAP, and (iv) any other non-cash charges of TLGI and its Subsidiaries for such period that are included in clause (ii) or the definition of Funeral Home Gross Margin, MINUS
              (v) the sum, without duplication, of the amounts for such period of (a) the amount separately classified in the consolidated income statement of TLGI and its Subsidiaries for such period as "general and administrative" expenses (excluding therefrom restructuring costs associated with the Chapter 11 Cases and the Canadian Cases) on a basis consistent with prior periods and in accordance with GAAP, (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) of TLGI and its Subsidiaries, excluding Consolidated Capital Expenditures in respect of cemetery operations (net of any proceeds of any related financings with respect to such expenditures), and (c) any amount (other than Consolidated Capital Expenditures) attributable to the operation of Funeral Home Properties that is capitalized on the consolidated balance sheet of TLGI and its Subsidiaries in conformity with GAAP during such period. Notwithstanding anything to the contrary contained herein, no amounts included in Cemetery Operating Cash Flow shall be included in the calculation of Non-Cemetery Operating Cash Flow.

       9. The definition of the term "Overhead Allocation Agreement" appearing in Section 1.1 of the Credit Agreement is hereby amended deleting the date "June 1, 1999" appearing in the second line thereof and inserting in lieu thereof the date "May 31, 1999".

       10. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

                     "MINORITY LENDERS" has the meaning assigned to that
              term in SECTION 13.6.

       11. Section 2.6 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: "Notwithstanding anything herein to the contrary, from the date of the entry of the Final Borrowing Order through and including the date on which the Agent has completed the syndication of this facility, all Advances shall be Floating Rate Advances."

       12. Section 7.2 of the Credit Agreement is hereby amended by deleting the words "in such Sections" appearing in clause (i) thereof and inserting in lieu thereof the words "on Schedule 1.1(b)".

       13.    INTENTIONALLY OMITTED

       14. Section 7.21 of the Credit Agreement is hereby amended by deleting the chart appearing therein and inserting the following chart in lieu thereof:

-----------------------------------------------------------------------------
            DATE            MINIMUM CEMETERY          MINIMUM CEMETERY
                            OPERATING CASH FLOW       OPERATING CASH FLOW
                            (FOR CURRENT FISCAL       (FOR PRIOR ONE, TWO,
                            QUARTER)                  THREE OR FOUR FISCAL
                                                      QUARTER PERIOD, AS
                                                      APPLICABLE)
-----------------------------------------------------------------------------
 June 30, 1999              ($10,000,000)             ($10,000,000)
-----------------------------------------------------------------------------
 September 30, 1999         ($11,000,000)             ($21,000,000)
-----------------------------------------------------------------------------
 December 31, 1999          ($8,000,000)              ($29,000,000)
-----------------------------------------------------------------------------
 March 31, 2000             $2,000,000                ($27,000,000)
-----------------------------------------------------------------------------
 June 30, 2000              $4,000,000                ($13,000,000)
-----------------------------------------------------------------------------
 September 30, 2000         $3,000,000                $1,000,000
-----------------------------------------------------------------------------
 December 31, 2000          $5,000,000                $14,000,000
-----------------------------------------------------------------------------
 March 31, 2001             $5,000,000                $17,000,000
-----------------------------------------------------------------------------


       15. Section 7.22 of the Credit Agreement is hereby amended by deleting the chart appearing therein and inserting the following chart in lieu thereof:


-----------------------------------------------------------------------------
            DATE            MINIMUM NON-CEMETERY      MINIMUM NON-CEMETERY
                            OPERATING CASH FLOW       OPERATING CASH FLOW
                            (FOR CURRENT FISCAL       (FOR PRIOR ONE, TWO,
                            QUARTER)                  THREE OR FOUR FISCAL
                                                      QUARTER PERIOD, AS
                                                      APPLICABLE)
-----------------------------------------------------------------------------
 June 30, 1999              $15,000,000               $15,000,000
-----------------------------------------------------------------------------
 September 30, 1999         $10,000,000               $25,000,000
-----------------------------------------------------------------------------
 December 31, 1999          $13,000,000               $38,000,000
-----------------------------------------------------------------------------
 March 31, 2000             $27,500,000               $65,500,000
-----------------------------------------------------------------------------
 June 30, 2000              $23,000,000               $73,500,000
-----------------------------------------------------------------------------
 September 30, 2000         $15,500,000               $79,000,000
-----------------------------------------------------------------------------
 December 31, 2000          $20,000,000               $86,000,000
-----------------------------------------------------------------------------
 March 31, 2001             $30,000,000               $88,500,000
-----------------------------------------------------------------------------

       16. Section 7.23 of the Credit Agreement is hereby amended by (i) deleting the word "Operating" appearing in the Section heading, and the second and fifth lines thereof and inserting in lieu thereof the word "Free" and (ii) deleting the chart appearing therein and inserting the following chart in lieu thereof:


-------------------------------------------------------------------------------
            DATE            MINIMUM CONSOLIDATED      MINIMUM CONSOLIDATED
                            OPERATING CASH FLOW       OPERATING CASH FLOW (FOR
                            (FOR CURRENT FISCAL       PRIOR ONE, TWO, THREE OR
                            QUARTER)                  FOUR FISCAL
                                                      QUARTER PERIOD, AS
                                                      APPLICABLE)
-------------------------------------------------------------------------------
 September 30, 1999         ($5,000,000)              ($5,000,000)
-------------------------------------------------------------------------------
 December 31, 1999          $5,000,000                0
-------------------------------------------------------------------------------
 March 31, 2000             $20,000,000               $20,000,000
-------------------------------------------------------------------------------
 June 30, 2000              $20,000,000               $40,000,000
-------------------------------------------------------------------------------
 September 30, 2000         $10,000,000               $55,000,000
-------------------------------------------------------------------------------
 December 31, 2000          $20,000,000               $70,000,000
-------------------------------------------------------------------------------
 March 31, 2001             $26,000,000               $76,000,000
-------------------------------------------------------------------------------


       17. Section 7.24 of the Credit Agreement is hereby amended by deleting the chart appearing therein and inserting the following chart in lieu thereof:


-------------------------------------------------------------------------------
                  DATE                   MINIMUM FUNERAL HOME GROSS MARGIN
-------------------------------------------------------------------------------
 June 30, 1999                           $45,000,000
-------------------------------------------------------------------------------
 July 31, 1999                           $42,500,000
-------------------------------------------------------------------------------
 August 31, 1999                         $40,000,000
-------------------------------------------------------------------------------
 September 30, 1999                      $38,500,000
-------------------------------------------------------------------------------
 October 31, 1999                        $39,000,000
-------------------------------------------------------------------------------
 November 30, 1999                       $40,000,000
-------------------------------------------------------------------------------
 December 31, 1999                       $42,500,000
-------------------------------------------------------------------------------
 January 31, 2000                        $49,000,000
-------------------------------------------------------------------------------


                                       5

-------------------------------------------------------------------------------
 February 28, 2000                       $52,500,000
-------------------------------------------------------------------------------
 March 31, 2000                          $56,500,000
-------------------------------------------------------------------------------
 April 30, 2000                          $53,000,000
-------------------------------------------------------------------------------
 May 31, 2000                            $51,500,000
-------------------------------------------------------------------------------
 June 30, 2000                           $47,500,000
-------------------------------------------------------------------------------
 July 31, 2000                           $45,000,000
-------------------------------------------------------------------------------
 August 31, 2000                         $43,000,000
-------------------------------------------------------------------------------
 September 30, 2000                      $42,000,000
-------------------------------------------------------------------------------
 October 31, 2000                        $44,000,000
-------------------------------------------------------------------------------
 November 30, 2000                       $45,000,000
-------------------------------------------------------------------------------
 December 31, 2000                       $47,500,000
-------------------------------------------------------------------------------
 January 31, 2001                        $52,000,000
-------------------------------------------------------------------------------
 February 28, 2001                       $54,500,000
-------------------------------------------------------------------------------
 March 31, 2001                          $58,500,000
-------------------------------------------------------------------------------
 April 30, 2001                          $54,500,000
-------------------------------------------------------------------------------
 May 31, 2001                            $53,000,000
-------------------------------------------------------------------------------


       18. Section 7.25 of the Credit Agreement is hereby amended by (i) deleting the text of clauses (i) and (ii) thereof (exclusive of the proviso contained therein) and inserting in lieu thereof the following: "(i) in the case of the fiscal quarters ending on June 30, 1999 and September 30, 1999, 90.0%, (ii) in the case of the fiscal quarter ending on December 31, 1999 and March 31, 2000, 92.5% and (iii) thereafter, 95% of the Funeral Home Revenue for the 3-month period ending on the last day of the corresponding fiscal quarter in the immediately preceding year;".

       19. Section 13.3.2 of the Credit Agreement is hereby amended by (i) deleting the word "upon" appearing in the first sentence thereof and inserting in lieu thereof the phrase "such assignments shall become effective on the date (which shall be a Business Day) which is five Business Days following the" and (ii) deleting the phrase "such assignment shall become effective on the date for effectiveness specified in such Notice of Assignment."

       20. Section 13.3 of the Credit Agreement is hereby amended by adding the following section at the end thereof:

              "13.3.3.      MINORITY BANKS.  Notwithstanding anything to
              the contrary, in the event that the Borrowers request that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Supermajority Lenders, then with the consent of the Borrowers and the Supermajority Lenders, the Borrowers and the Supermajority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "MINORITY LENDERS") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be a Participant), or an increase in the Commitment of one or more of the Supermajority Lenders, so that the Aggregate Commitment after giving effect to such amendment shall be in the same amount as the Aggregate Commitment immediately before giving effect to such amendment, (y) if any Revolving Loans are outstanding at the time of such amendment, the making of such additional Revolving Loans by such new financial institutions or Supermajority Lenders or Lenders, as the case may be, as may be necessary to repay in full the outstanding Revolving Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate."

       21. The Credit Agreement is hereby amended by deleting each of Schedule A, Schedule 1.1(a), Schedule 1.1(b) and Schedule 6.8 and replacing each such Schedule in its entirety with Schedule A, Schedule 1.1(a), Schedule 1.1(b) and Schedule 6.8 attached hereto.

       22. Exhibit D to the Credit Agreement is hereby amended by deleting the first sentence of Section three thereof after the words "shall be" appearing in the second line thereof and inserting in lieu thereof "the date (which shall be a Business Day) (the "Assignment Effective Date") which is five Business Days after the delivery to the Agent of a Notice of Assignment and payment to the Agent of a $3,500 fee for processing such assignment."

       23. Exhibit E to the Credit Agreement is hereby amended by (i) deleting the words "later of the date specified in Item 5 of Schedule I or two Business Days (or such shorter period as agreed to by the Agent) after" and (ii) inserting in lieu thereof the following phrase "the date (which shall be a Business Day) which is five Business Days following the date on which".

       24. This First Amendment shall not become effective until the date (the "EFFECTIVE DATE") on which this First Amendment shall have been executed by the Borrowers, the

Required Lenders and the Agent, and the Agent shall have received evidence satisfactory to it of such execution.

       25. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

       26.    Each Borrower agrees that its obligations set forth in Section
10.7 of the Credit Agreement shall extend to the preparation, execution and delivery of this First Amendment, including the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP counsel to the Agent.

       27. This First Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this First Amendment.

       28. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

       29. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and the year first above written.

                                   LOEWEN GROUP INTERNATIONAL, INC.,
                                   as Borrower


                                   By: _______________________________________
                                   Name:
                                   Title:

                                   EACH OF THE ENTITIES LISTED ON SCHEDULE A
                                   ANNEXED HERETO, as Borrowers


                                   By: _______________________________________
                                   Name:
                                   Title:

                                   THE LOEWEN GROUP, INC.


                                   By:___________________________________
                                   Name:
                                   Title:


                                   FIRST UNION NATIONAL BANK,
                                   INDIVIDUALLY AND AS ADMINISTRATIVE AGENT


                                   By:___________________________________
                                   Name:  Thomas M. Cambern
                                   Title: Senior Vice President